FOR IMMEDIATE RELEASE
Editorial Contact Suresh Panikar Adaptec, Inc. (408) 957-2393	Investor Contact Nicole Noutsios NMN Advisors (510) 451-2952

Adaptec Announces New Chief Financial Officer

Mary Dotz to join Adaptec

MILPITAS, CA, March 31, 2008 -- Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported that Mary Dotz will assume the position of chief financial officer beginning on March 31, 2008. In this role, Ms. Dotz will manage finance, accounting, legal, investor relations, and information technology. Chris O'Meara, Adaptec's former CFO, will be assisting the company to ensure a smooth transition.

"We are extremely pleased to have Mary Dotz taking on the role of CFO," said Sundi Sundaresh, Adaptec's chief executive officer. "Mary's extraordinary breadth of finance experience and business leadership will be a great asset for Adaptec. We look forward to working with her and the contributions she will bring to the company."

"I am excited to join the team at Adaptec," said Mary Dotz, Adaptec's new chief financial officer. "Adaptec has a long history of innovation and I believe the company has a great deal of opportunity ahead of it. I am excited about helping the team maximize Adaptec's potential."

Mary Dotz brings to Adaptec over 25 years of finance experience. Most recently, Mary Dotz was the CFO of Beceem Communications, a maker of WIMAX chipsets, where she successfully raised private investment capital and built the finance department. Prior to Beceem, she was CFO at Pinnacle Systems and VP of Finance and Corporate Controller at NVIDIA. She holds a B.S. in Business Administration from San Diego State University and an M.B.A. from the University of Southern California.

"During Chris' tenure at Adaptec, he has made significant contributions to the processes and infrastructure of the finance team," stated Sundi Sundaresh. "We appreciate the effort and contributions he brought to Adaptec."

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of Adaptec, and include statements regarding the expected contributions Mary Dotz will make to Adaptec, Ms. Dotz's belief that Adaptec has a great deal of opportunity ahead of it, and the ability of Adaptec and its new management team to maximize its potential. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: achieving necessary support from the contract manufacturers to whom we have outsourced manufacturing, assembly and packaging of our products; retaining key management; Adaptec's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward-looking information that is included in this release.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec's software and hardware-based solutions are delivered through leading original equipment manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses worldwide. More information is available at www.adaptec.com.